Exhibit 99.1

For Immediate Release

UGC Refinances Over Euro 1.0 Billion

of European Credit Facility

Substantial Increase in Free Cash Flow Profile

Denver, Colorado – June 29, 2004: UnitedGlobalCom, Inc. (“UGC” or “the Company”) (Nasdaq: UCOMA), announced today that it has successfully completed refinancing over Euro 1.0 billion of its Euro 3.5 billion European bank credit facility, substantially improving the interest rate, general covenant and funding flexibility of the facility. In addition, the refinancing will provide the debt funding required for the previously announced acquisition of Noos in France. To facilitate the refinancing, UGC has injected Euro 450 million of its cash on hand into its European broadband subsidiary (UPC), the borrower under the facility.

Highlights of the refinancing include:

•	New Tranche E of Euro 1.022 billion, with an interest margin of 300 basis points over Euribor (stepping down to 275 bps), replaces Tranche D which carried a margin of 550 basis points

•	Contribution of UPC Polska broadband business to the borrower and refinancing UPC Polska’s 9% Senior Notes in the principal amount of approximately $102 million

•	Reduced interest expense of approximately Euro 50 million on an annual basis, increasing positive free cash flow

•	Long-term senior debt funding for the acquisition of Noos at up to 4 times debt to EBITDA within the existing bank facility group

•	Full access to an incremental Euro 475 million of committed debt financing under the revolving facility (assuming covenant compliance) to fund future acquisitions and operations as needed

•	Average cost of bank debt pro forma for this refinancing reduced from 6.6% to 5.5%

•	Additional financial covenant and leverage flexibility, including the ability to raise additional tranches under the facility to finance acquisitions or scheduled amortizations

•	Completion of an interest rate hedging program which caps the Euribor rate for virtually all bank debt at 3% in 2004 and 2005 and at 4% in 2006

Mike Fries, President and CEO of UGC, commented, “We are very pleased with the continued support of our key lenders which has facilitated an attractive and opportunistic refinancing for the company despite tough conditions currently prevailing in the cable bank market. The terms reflect the improved credit profile of our business, provide significant liquidity for future acquisitions and operations, and maintain a simple funding structure for our European cable operations. And the reduced interest expense of approximately Euro 50 million per year will further boost our positive free cash flow.”

About UnitedGlobalCom

UGC is the leading international broadband communications provider of video, voice, and Internet services with operations in 14 countries. Based on UGC’s operating statistics at March 31, 2004, the Company’s networks reached approximately 12.8 million homes and had over 9.2 million RGUs, including approximately 7.5 million video subscribers, 742,000 telephone subscribers and 984,300 Internet access subscribers.

Forward-Looking Statements: Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including anticipated expense reduction and future cash flow. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include, the amount of future borrowings, continued use by subscribers and potential subscribers of the Company’s services, changes in the technology and competition, our ability to achieve expected operational efficiencies and economies of scale, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Please visit www.unitedglobal.com for further information or contact:

Richard S.L. Abbott	Bert Holtkamp
Investor Relations – Denver	Corporate Communications – Europe
(303) 220-6682	+ 31 (0) 20 778 9447
Email: ir@unitedglobal.com	communications@ugceurope.com

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